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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
         Date of Report (Date of earliest event reported): July 25, 2002

                        Commission File Number: 333-82617

Michigan              Venture Holdings Company LLC              38-3470015

Michigan              Vemco, Inc.                               38-2737797

Michigan              Venture Industries Corporation            38-2034680

Michigan              Venture Mold & Engineering Corporation    38-2556799

Michigan              Venture Leasing Company                   38-2777356

Michigan              Vemco Leasing, Inc.                       38-2777324

Michigan              Venture Holdings Corporation              38-2793543

Michigan              Venture Service Company                   38-3024165

Michigan              Experience Management, LLC                38-3382308

Michigan              Venture Europe, Inc.                      38-3464213

Michigan              Venture EU Corporation                    38-3470019

(State or other       (Exact name of registrant as              (I.R.S. Employer
jurisdiction of       specified in its charter)                 Identification
incorporation or                                                Number)
organization)

                  33662 James J. Pompo, Fraser, Michigan 48026
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (810) 294-1500

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

                  On July 25, 2002, Venture Holdings Company LLC and certain of its subsidiaries (collectively, the "Company") announced that there was no longer any contingency to the consent fee to be paid in relation to the previously reported consent solicitation (the "Solicitation") commenced on July 15, 2002 with respect to proposed amendments to each of the Indentures governing its $205 million 9.5% Senior Notes due 2005 (CUSIP No. 92326YAD1), $125 million 11% Senior Notes due 2009 (CUSIP No. 92326YAF6) and $125 million 12% Senior Subordinated Notes due 2009 (CUSIP No. 92326YAH2) (collectively, the "Notes"). The Company announced that if the lenders under the Company's senior credit facility do not approve the payment of the consent fee of $2.50 for each $1,000 principal amount of Notes for which consents are validly delivered and not revoked, Larry Winget, the owner of the Company, has agreed to use his personal funds to pay the consent fee. The Company also announced that, upon receipt of the requisite consents to the Solicitation being validly delivered for all series of Notes, it will commence bi-weekly conference calls with the holders of the Notes to update them on the status of the Company and its restructuring efforts until such time as the preliminary insolvency proceeding of its German subsidiaries, commenced on or about May 28, 2002 (the "German Preliminary Proceeding"), is discharged through dismissal, withdrawal of petitions, a finding of restored solvency, or the conversion of the proceeding to a formal insolvency proceeding under which assets are to be liquidated or sold.

         Also on July 25, 2002 the Company announced that Larry Winget, upon receipt by the Company of requisite consents to the Solicitation being validly delivered and not revoked for all series of Notes, will enter into an agreement with the Company whereby he will contribute to it certain businesses he currently owns outside the Company and terminate certain commissions and management fees in the event that the German Preliminary Proceeding is dismissed, a formal insolvency proceeding is not commenced in Germany or elsewhere and no unwaived event of default exists under the Company's Indentures or senior credit facility. The businesses being contributed include virtually all of the machinery and real estate currently being leased by the Company's North American operations, patents owned by Mr. Winget's entities outside the Company, and other entities or their activities, specifically Deluxe Pattern, Venture South Africa and Venture Australia. The projected $75 million of EBITDA attributable to these businesses and fees is and will be incremental to the Company, with approximately $25 million being contributed as part of the Company's European operations. The remaining $50 million incremental contribution will be to cash flow in North America, with the assets or activities being contributed to the entities that are issuers or guarantors of the Notes. The contributed entities are subject to approximately $30 million of debt, a portion of which will be attributable to Europe.

         While Mr. Winget is not obligated to pay the consent fee, he has agreed to take the extraordinary steps of agreeing to make such payment, and also agreeing to contribute his businesses and terminate fees and commissions, to, among other things, (a) facilitate the receipt of the requisite consents pursuant to the Solicitation and make it possible for the Company to make the interest payment, initially due July 1, 2002, on its $205 million 9.5% Senior Notes due 2005, (b) avoid a formal insolvency proceeding in Germany, (c) allow for the implementation of the Company's global restructuring plan, and (d) avoid a near term U.S. bankruptcy risk created by potential defaults under the Indentures governing the Notes.

         This report includes a number of "forward looking" statements within the meaning of the Securities Exchange Act of 1934 and is subject to a number of risks and uncertainties. Such


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factors include, among others, the following: international, national and local political, economic and market conditions; incremental costs, slowed automobile production or other effects that may occur as a result of the September 2001 terrorist attacks on the World Trade Center and the Pentagon or reactions thereto by us or our suppliers and customers; possible future terrorist attacks; demographic changes; the size and growth of the automobile market or the plastic automobile component market; our ability to sustain, manage or forecast our growth; the size, timing and mix of purchases of our products; our ability to realize savings from our focus on reducing and controlling costs; our ability to realize the benefits of general tax reduction plans; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; dependence upon original equipment manufacturers; liability and other claims asserted against us; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; unfavorable currency exchange rates relative to the U.S. dollar; changes in business strategy or development plans; business disruptions; product recalls; warranty costs; the ability to attract and retain qualified personnel; the ability to protect technology; retention of earnings; control and the level of affiliated transactions.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      VENTURE HOLDINGS COMPANY LLC
                                      VEMCO, INC.
                                      VENTURE INDUSTRIES CORPORATION
                                      VENTURE MOLD & ENGINEERING CORPORATION
                                      VENTURE LEASING COMPANY
                                      VEMCO LEASING, INC.
                                      VENTURE HOLDINGS CORPORATION
                                      VENTURE SERVICE COMPANY
                                      EXPERIENCE MANAGEMENT LLC
                                      VENTURE EUROPE, INC.
                                      VENTURE EU CORPORATION


Date: July 25, 2002                   By: /s/ James E. Butler
                                          --------------------------------
                                          James E. Butler
                                          Executive Vice President



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